EX-99.7(a)


                             DISTRIBUTION AGREEMENT
                          NEUBERGER BERMAN INCOME FUNDS
                                 INVESTOR CLASS

               This Agreement is made as of February 9, 2001, between Neuberger Berman Income Funds, a Delaware business trust ("Trust"), and Neuberger Berman Management Inc., a New York corporation (the "Distributor"), on behalf of Income Funds Investor Class.

               WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, diversified management investment company and has established several separate series of shares ("Series"), with each Series, having one or more classes and with each Series having its own assets and investment policies; and

               WHEREAS, the Trust desires to retain the Distributor to furnish distribution services to the Investor Class of each Series listed in Schedule A attached hereto, and to the Investor Class of such other Series of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Series" shall refer to each Series which is subject to this Agreement and all agreements and actions described herein to be made or taken by a Series shall be made or taken by the Trust on behalf of the Series), and the Distributor is willing to furnish such services,

               NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

               1. The Trust hereby appoints the Distributor as agent to sell the shares of beneficial interest of the Investor Class of each Series (the "Shares") and the Distributor hereby accepts such appointment. All sales by the Distributor shall be expressly subject to acceptance by the Trust, acting on behalf of the Series. The Trust may suspend sales of the Shares of any one or more Series at any time, and may resume sales at any later time.


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               2.     (a) The Distributor agrees that (i) all Shares sold by the
Distributor shall be sold at the net asset value ("NAV") thereof as described in
Section 3 hereof, and (ii) the Series shall receive 100% of such NAV.

                      (b) The Distributor may enter into agreements, in form and substance satisfactory to the Trust, with dealers selected by the Distributor, providing for the sale to such dealers and resale by such dealers of Shares at their NAV.

                      (c) The Distributor can use any of the officers and employees of Neuberger Berman, LLC to provide any of the services or reports required under this agreement.

               3. The Trust agrees to supply to the Distributor, promptly after the time or times at which NAV is determined, on each day on which the New York Stock Exchange is open for unrestricted trading and on such other days as the Board of Trustees of the Trust ("Trustees") may from time to time determine (each such day being hereinafter called a "business day"), a statement of the NAV of each Series having been determined in the manner set forth in the then-current Prospectus and Statement of Additional Information ("SAI") of the Investor Class of each Series. Each determination of NAV shall take effect as of such time or times on each business day as set forth in the then-current Prospectus of the Investor Class of each Series.

               4. Upon receipt by the Trust at its principal place of business of a written order from the Distributor, together with delivery instructions, the Trust shall, if it elects to accept such order, as promptly as practicable, cause the Shares purchased by such order to be delivered in such amounts and in such names as the Distributor shall specify, against payment therefor in such manner as may be acceptable to the Trust. The Trust may, in its discretion, refuse to accept any order for the purchase of Shares that the Distributor may tender to it.

               5. (a) All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Trust. The Trust authorizes the Distributor, in connection with the sale or arranging for the sale of Shares of any Series, to provide only such information and to make only such statements or representations as are contained in the


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Series'  then-current  Prospectus  and  SAI of the  Investor  Class  or in  such financial and other statements furnished to the Distributor pursuant to the next paragraph or as may properly be included in sales literature or advertisements in accordance with the provisions of the Securities Act of 1933 (the "1933
Act"),  the 1940 Act and  applicable  rules  of  self-regulatory  organizations.
Neither the Trust nor any Series shall be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence.

                      (b) Each Series shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all of its financial statements and a signed copy of each report prepared for it by its independent auditors, and shall cooperate fully in the efforts of the Distributor to negotiate and sell Shares of such Series and in the Distributor's performance of all its duties under this Agreement.

               6. The  Distributor,  as agent of each Series and for the account and risk of each Series, is authorized, subject to the direction of the Trust, to redeem outstanding Shares of such Series when properly tendered by shareholders pursuant to the redemption right granted to such Series' shareholders by the Trust Instrument of the Trust, as from time to time in effect, at a redemption price equal to the NAV per Share of such Series next determined after proper tender and acceptance. The Trust has delivered to the Distributor a copy of the Trust's Trust Instrument as currently in effect and agrees to deliver to the Distributor any amendments thereto promptly.

               7. The Distributor shall assume and pay or reimburse each Series for the following expenses of such Series: (i) costs of printing and distributing reports, prospectuses and SAIs for other than existing shareholders used in connection with the sale or offering of the Series' Shares; (ii) costs of preparing, printing and distributing all advertising and sales literature relating to such Series printed at the instruction of the Distributor; and (iii) counsel fees and expenses in connection with the foregoing. The Distributor shall pay all its own costs and expenses connected with the sale of Shares.


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               8. Each Series shall maintain a currently effective  Registration
Statement on Form N-1A with respect to the Shares of such Series and shall file with the Securities and Exchange Commission (the "SEC") such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rules and regulations of the SEC thereunder.

                      Each Series represents and warrants that the Registration Statement, post-effective amendments, Prospectus and SAI (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) of such Series shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to Section 5(b) hereof, shall be true and correct in all material respects.

               9. (a) This Agreement, as amended, shall become effective on February 9, 2001 and shall remain in full force and effect until June 30, 2001 and may be continued from year to year thereafter; PROVIDED, that such continuance shall be specifically approved each year by the Trustees or by a majority of the outstanding voting securities of the Investor Class of the Series, and in either case, also by a majority of the Trustees who are not interested persons of the Trust or the Distributor ("Disinterested Trustees"). This Agreement may be amended as to any Series with the approval of the Trustees or of a majority of the outstanding voting securities of the Investor Class of such Series; PROVIDED, that in either case, such amendment also shall be approved by a majority of the Disinterested Trustees.

                      (b) Either party may terminate this Agreement without the payment of any penalty, upon not more than sixty days' nor less than thirty days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party; PROVIDED, that in the case of termination by any Series, such action shall have been authorized (i) by resolution of the Trustees, or (ii) by vote of a majority of the outstanding voting securities of the Investor Class of such Series, or (iii) by written consent of a majority of the Disinterested Trustees.


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                      (c) This Agreement shall automatically  terminate if it is assigned by the Distributor.

                      (d)  Any  question  of   interpretation  of  any  term  or
provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities," as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trust and the Distributor may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Section 9(d). Any such interpretations or clarifications shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulations, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

                      No term or provision of this Agreement shall be construed to require the Distributor to provide distribution services to any series of the Trust other than the Series, or to require Investor Class or any Series to pay any compensation or expenses that are properly allocable, in a manner approved by the Trustees, to a class or series of the Trust other than Investor Class or such Series.

                      (e) This Agreement is made and to be principally performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.



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                      (f)  This  Agreement  is made  by the  Trust  solely  with respect to the Series, and the obligations created hereby with respect to Investor Class of one Series bind only assets belonging to Investor Class of that Series and are not binding on any other series of the Trust.

               10. The Distributor or one of its affiliates may from time to time deem it desirable to offer to the list of shareholders of Investor Class of each Series the shares of other mutual funds for which it acts as Distributor, including other series of the Trust or other products or services; however, any such use of the list of shareholders of any Series shall be made subject to such terms and conditions, if any, as shall be approved by a majority of the Disinterested Trustees.

               11. The Distributor shall look only to the assets of Investor Class of a Series for the performance of this Agreement by the Trust on behalf of such Series, and neither the shareholders, the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

               IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this
instrument to be duly executed by their duly authorized officers and under their respective seals.

                                   NEUBERGER BERMAN INCOME FUNDS


                                   By:
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                                   Title:
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                                   NEUBERGER BERMAN MANAGEMENT INC.


                                   By:
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                                   Title:
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